UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2012

MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(804) 649-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 18, 2012, Media General, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose that it had entered into definitive agreements with Berkshire Hathaway and certain of its affiliates for the sale of most of the Company’s newspaper business and for a new credit facility financing.  The Company is filing this Form 8-K/A as an amendment and update to the Original Report to disclose (a) the closing and funding of the new credit facility and (b) the entry into definitive agreements previously disclosed in the Original Report to (i) issue warrants to Berkshire Hathaway to purchase approximately 4.6 million shares of the Company’s Class A common stock (the “Warrants”), (ii) provide for registration rights for shares issuable upon the exercise of the Warrants and (iii) provide for the nomination and election of Berkshire Hathaway’s nominee to the Company’s board of directors pursuant to a shareholders agreement.  All other information disclosed in the Original Report remains unchanged.

Item 1.01  Entry into a Material Definitive Agreement

New Credit Agreement

On May 17, 2012, the Company entered into a credit agreement (the “New Credit Agreement”) with BH Finance LLC, an affiliate of Berkshire Hathaway, as administrative agent, and certain other Berkshire entities as lenders.  The key terms of the New Credit Agreement are described under Item 1.01 of the Original Report and in the press release attached as Exhibit 99.1 to the Original Report.

On May 24, the Company closing and funding of the New Credit Agreement occurred.  The funding of the New Credit Agreement’s term loan and an initial drawing of the revolving credit facility resulted in cash proceeds to the Company of approximately $382.5 million, which were immediately used to fully repay all amounts outstanding under the company’s existing credit facility, pay fees and expenses related to the financing and to fund working capital requirements.

The description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 10.2 to Original Report.

Warrant Agreement

On May 24, 2012, in connection with the funding of the new credit agreement, pursuant to a Warrant Agreement dated as of May 24, 2012 (the “Warrant Agreement”), the Company issued Berkshire Hathaway Warrants to purchase 4,646,220 shares of Class A common stock, which represent approximately 19.9 percent of Media General’s existing common stock outstanding.  The Warrants are exercisable immediately at a price of $0.01 per share and expire on May 24, 2020.  The Warrant Agreement contains customary anti-dilution provisions that increase the amount of shares that each Warrant is exercisable for in the event that certain dilutive events occur.

The description of the Warrant Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 10.1 to this Form 8-K/A and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On May 24, 2012, in connection with the entry into the Warrant Agreement described above, the Company entered into a Registration Rights Agreement  (the “Registration Rights Agreement”) with Berkshire Hathaway.  The Registration Rights Agreement provides Berkshire Hathaway with one demand registration right for shares of the Company’s common stock received upon the exercise of the Warrants, which will initially not be registered under the Securities Act of 1933, as amended.  For so long as Berkshire Hathaway holds shares, or Warrants entitling it to acquire shares, equal to 9.9 percent of the Company’s then outstanding common stock, the Registration Rights Agreement also provides Berkshire Hathaway with customary “piggy-back” registration rights to participate in other registered offerings for the Company’s Class A common stock that are not initiated as a result of a registration demand.

The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 10.2 to this Form 8-K/A and incorporated in this Item 1.01 by reference.

Shareholders Agreement

On May 24, 2012, in connection with the entry into the Warrant Agreement, the Company entered into a Shareholders Agreement with Berkshire Hathaway, D. Tennant Bryan Media Trust (the “Trust”) and J. Stewart Bryan III (“Bryan”).  Pursuant to the Shareholders Agreement, the Trust and Bryan, for so long as they collectively hold a majority of the Company’s Class B common stock, or until the death of Bryan, agree to nominate and vote for election Berkshire Hathaway’s nominee as a Class B director of the Company.  If the Trust and Bryan cease to hold a majority of the Company’s Class B common stock, or upon the death of Bryan, the Company will cause Berkshire Hathaway’s nominee to be nominated as part of Company’s slate of Class A directors at each annual shareholder meeting.  The Shareholders Agreement terminates upon Berkshire Hathaway or its affiliates failing to hold shares, or Warrants to acquire shares, equal to 9.9 percent of the Company’s then outstanding common stock.

The description of the Shareholders Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 4.1 to this Form 8-K/A and incorporated in this Item 1.01 by reference.

Item 1.02  Termination of a Material Definitive Agreement

The Company has fully repaid all amounts outstanding under its existing credit agreement with the proceeds of the New Credit Agreement.  Consequently, the existing credit agreement has been terminated.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Form 8-K/A under the heading “New Credit Agreement” is hereby incorporated by reference to this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information in Item 1.01 of this Form 8-K/A under the heading “Warrant Agreement” is hereby incorporated by reference to this Item 3.02.

Item 3.03  Material Modification to Rights of Security Holders

The information in Item 1.01 of this Form 8-K/A under the heading “Shareholders Agreement” is hereby incorporated by reference to this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1
Shareholders Agreement, dated as of May 24, 2012, by and among Media General, Inc., Berkshire Hathaway Inc., D. Tennant Bryan Media Trust and the Individual Shareholder identified on the signature pages thereto.

Exhibit 10.1	Warrant Agreement, dated as of May 24, 2012, by and between Media General, Inc. and Berkshire Hathaway Inc.

Exhibit 10.2	Registration Rights Agreement, dated as of May 24, 2012, by and between Media General, Inc. and Berkshire Hathaway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date May 24, 2012
/s/ James F. Woodward
James F. Woodward
Vice President - Finance
and Chief Financial Officer